Exhibit 99.1

Gloo Announces Preliminary Q4 2025 Financial Results

Expects to exceed revenue expectations for Q4 2025

Raises revenue guidance for fiscal year 2026

Expects more than 30% sequential improvement in Adjusted EBITDA from Q4 2025 to Q1 2026

Accelerates progress toward Adjusted EBITDA profitability

BOULDER, Colorado – March 2, 2026 – Gloo (Nasdaq: GLOO), a leading technology platform for the faith and flourishing ecosystem, today announced preliminary financial results for the fourth quarter 2025 ended January 31, 2026. Building on its leadership in applying AI to deliver advanced technology, the company also updated its fiscal year 2026 revenue guidance and announced guidance for first quarter 2026.

Gloo made these announcements ahead of its participation in The Citizens Technology Conference in San Francisco tomorrow. A live webcast and recording of the company’s fireside chat, which starts at 12:30 p.m. Pacific Time on March 3, 2026, will be available at investors.gloo.com.

Preliminary, Unaudited Fourth Quarter 2025 Results

For fourth quarter 2025, Gloo expects revenue to be approximately $32 million compared to its guidance range of between $28 million and $30 million and analyst consensus of $29.0 million1. The company expects Adjusted EBITDA for the quarter to come in at the better end of its guidance range of between negative $19.5 million and negative $18.5 million. Analyst consensus for the company’s fourth quarter Adjusted EBITDA is currently negative $19.1 million1.

“These results reflect another strong quarter of execution. We are encouraged by our expected sequential improvement in Adjusted EBITDA in Q1, which gives us increased confidence in our path to Adjusted EBITDA profitability,” said Scott Beck, CEO of Gloo. “AI continues to be a significant catalyst for our business as we are the leading company bringing agentic workflows and forward-deployed engineering resources to the faith and flourishing sector. By putting the power of values-aligned AI to work for ministries, network capability providers and churches, we are ensuring they have the technology and reach they need to grow their impact.”

Gloo’s strategy centers on two core reinforcing capabilities: powering technology and powering reach for the faith and flourishing ecosystem. The company’s trusted AI-powered platform modernizes core data, systems, and IT for the faith and flourishing ecosystem, from the smallest church to the largest faith-based institution.

Fiscal Year 2026 Outlook

Gloo is increasing revenue guidance for its fiscal year 2026 from $180 million to $185 million. The company is driving accelerated quarter-over-quarter profitability improvements and now expects to approach Adjusted EBITDA breakeven in third quarter 2026, and remains confident in achieving Adjusted EBITDA profitability in fourth quarter 2026.

For first quarter 2026, Gloo expects revenue of approximately $36 million, above current consensus of $33.2 million1. Adjusted EBITDA is anticipated to be approximately negative $12 million, above the current consensus of negative $14.4 million1.

Non-GAAP Reconciliation Disclaimer

Gloo has not provided a reconciliation of its forward outlook for Adjusted EBITDA for fourth quarter 2025 and first quarter 2026 to its most directly comparable GAAP financial measure in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. Gloo is unable to predict with reasonable certainty the amount and timing of adjustments that are used to calculate this non-GAAP financial measure, particularly related to interest expense and changes in fair value of certain financial instruments, as well as equity-based compensation and employee stock transactions and related tax effects.

About Gloo

Gloo (Nasdaq: GLOO) is a leading technology platform serving the faith and flourishing ecosystem. Gloo helps missional organizations amplify their impact by powering their technology and expanding their reach, so that people flourish and organizations thrive. The company’s values-aligned, AI platform modernizes systems, workflows and data, while its marketing and donor solutions expand reach, awareness, and long-term giving for mission-based organizations. Based in Boulder, Colorado, Gloo serves over 140,000 faith, ministry, and nonprofit leaders.

1According to FactSet as of March 2, 2026.

Preliminary Results Disclaimer

The preliminary financial results in this press release are based on management’s initial analysis of results of operations for fourth quarter 2025. The company’s consolidated financial statements for fourth quarter 2025 are not yet available and remain subject to completion of financial closing procedures and potential final adjustments.

The company’s independent registered public accounting firm has not audited, reviewed, compiled or performed agreed-upon procedures with respect to the preliminary financial information. These estimates should not be viewed as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are not necessarily indicative of future results.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this investor update may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this investor update include, but are not limited to, statements about our growth prospects, business initiatives and strategy, including with respect to AI and financial outlook for fourth quarter 2025 and first quarter and fiscal year 2026. These forward-looking statements are based on our current expectations. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors. Some of these risks are described in greater detail in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2025, which we filed with the SEC on December 23, 2025. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements we may make. These factors may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not rely on these statements or regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with U.S. GAAP, Gloo has provided in this press release and the accompanying tables the following non-GAAP financial measures: Adjusted EBITDA.

Gloo uses Adjusted EBITDA to evaluate its core operating performance, support planning and forecasting, and assess strategic opportunities. In addition, Gloo may use Adjusted EBITDA in its incentive compensation programs applicable to some of its employees. Accordingly, Gloo believes that Adjusted EBITDA may provide useful information to investors about its business and financial performance, enhance its overall understanding of our past performance and future prospects, and allow for greater transparency with respect to this measure used by Gloo management in their financial and operational decision making.

Adjusted EBITDA is defined as net loss adjusted to exclude (1) interest expense, (2) income tax expense (benefit), (3) depreciation and amortization, (4) equity-based compensation, (5) financing and restructuring costs, (6) impairment of goodwill, (7) loss (gain) from change in fair value of financial instruments, (8) loss on extinguishment of debt, (9) income (loss) from equity method investments, net, (10) interest income, and (11) other non-cash or non-routine items that are not reflective of Gloo's core operating results.

The non-GAAP financial measures included in this press release are not measurements of financial performance under U.S. GAAP and they should not be considered as alternatives to or substitutes for measures of performance derived in accordance with U.S. GAAP. In addition, these non-GAAP measures should not be construed as an inference that the company’s future results will be unaffected by unusual or non-routine items. These non-GAAP measures have limitations as analytical tools, and investors should not consider such measures either in isolation or as substitutes for analyzing the Company’s results as reported under U.S. GAAP. The company’s definitions and calculations of these non-GAAP measures are not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation.

Investor Relations

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